UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2018

Aclaris Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37581	46-0571712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

640 Lee Road, Suite 200

Wayne, PA 19087

(Address of principal executive offices, including zip code)

(484) 324-7933

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth Company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter)  or Rule 12b‑2  of the Securities Exchange Act of 1934 (§240.12b‑2  of this chapter).

Emerging growth company ☑

If an emerging growth company,  indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☑

Item 1.02Termination of a Material Definitive Agreement.

On October 2, 2018, Aclaris Therapeutics, Inc. (the “Company”) provided notice to Cowen and Company, LLC (“Cowen”) to terminate its Sales Agreement (the “Sales Agreement”), dated November 2, 2016, with Cowen, pursuant to which the Company could from time to time sell shares of its common stock having an aggregate offering price of up to $75.0 million through Cowen as its sales agent. The termination of the Sales Agreement will be effective on October 12, 2018.  The Company has sold an aggregate of 635,000 shares of its common stock pursuant to the Sales Agreement for gross proceeds of approximately $20.0 million.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed by the Company on November 2, 2016 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACLARIS THERAPEUTICS, INC.

	By:	/s/ Frank Ruffo
Date: October 4, 2018		Frank Ruffo Chief Financial Officer